EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to WeWin Group Corp. (the “Company”) 2018 Employee, Director and Consultant Stock Plan, of our report dated April 17, 2018, with respect to the financial statements as of December 31, 2017 included in its Annual Report (Form 10-K), for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Haynie & Company

Salt Lake City, Utah

September 10, 2018